UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

Check the appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to sec. 240.14a-12

BALLY TOTAL FITNESS HOLDING CORPORATION

(Name of Registrant as Specified in Its Charter)

LIBERATION INVESTMENTS, L.P.

LIBERATION INVESTMENTS LTD.

LIBERATION INVESTMENT GROUP, LLC

EMANUEL R. PEARLMAN

GREGG E. FRANKEL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On December 11, 2005, Liberation Investments, L.P. (“LILP”) and Liberation Investments Ltd. (“LILTD”, together with LILP, “Liberation”) filed a complaint (a copy of which is attached hereto as Exhibit 1, the “Complaint”) with the Court of Chancery of the State of Delaware in connection with Bally Total Fitness Holding Corporation’s (the “Company”) adoption and threatened use of a Stockholder Rights Plan dated October 18, 2005 (the “Poison Pill”), and is seeking an order from the Court (i) declaring (A) that the Board of Directors’ adoption of the Management Protection Provision (the “Provision”) in the Poison Pill was not supported by a compelling justification and was therefore void and a breach of fiduciary duty, and (B) that the use of the Provision to threaten Liberation or any other stockholder was an inequitable manipulation of the Board of Directors’ and management’s authority, and (ii) enjoining the Company and Paul Toback from attempting to enforce the Provision or the Poison Pill against Liberation or any other stockholder. The Complaint also seeks a judgment against the Company and Mr. Toback for all damages their actions have caused Liberation and an award of reasonable attorneys’ fees and costs incurred by Liberation in connection with the action.

In accordance with Instruction 3 of Item 4 of Schedule 14A, LILP, LILTD, Liberation Investment Group, LLC (“LIGLLC”), Emanuel R. Pearlman and Gregg E. Frankel will be deemed to be participants in the solicitation in connection with the Proposal. The number of shares of the Company’s common stock beneficially owned by these persons as of November 21, 2005 is as follows: LILP (2,662,963), LILTD (1,436,487), LIGLLC (4,099,450), Mr. Pearlman (4,134,450), Mr. Frankel (0).

SECURITY HOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY THE REPORTING PERSONS IN CONNECTION WITH THE PROPOSAL AS THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE ISSUER AND WILL BE AVAILABLE AT NO CHARGE ON THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION AT HTTP://WWW.SEC.GOV.